Exhibit 99.1

Contact:	David Benck
Senior Vice President and General Counsel
(205) 942-4292

HIBBETT CHANGES CORPORATE NAME

BIRMINGHAM, AL (June 24, 2021)—Hibbett, Inc. (Nasdaq/GS: HIBB) (the “Company”), an athletic-inspired fashion retailer, announced that it changed its corporate name from “Hibbett Sports, Inc.” to “Hibbett, Inc.”, effective today. The Company’s ticker symbol, “HIBB”, will remain unchanged.

Mike Longo, President and Chief Executive Officer, stated, “Over the past several years, we have transitioned our corporate strategy to emphasize the athletic-inspired fashion merchandise that our customers covet. Our new corporate name of Hibbett, Inc. better reflects our consumer centric Toe-to-Head focus that leads with in-demand footwear and provides cross-category connectivity to our apparel and accessory offerings. While we will continue to offer select products for customers that participate in individual and team sports in a number of stores and through our best-in-class omni-channel platform, providing a compelling assortment of athletic-inspired fashion footwear, apparel, and accessories to underserved neighborhoods and communities across the United States will remain our primary focus.”

About Hibbett

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with 1,071 Hibbett and City Gear specialty stores located in 35 states nationwide. Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear, apparel and equipment from top brands like Nike, Jordan and adidas. Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com. Follow us @hibbettsports and @citygear on Facebook, Instagram, and Twitter.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company’s recent Annual Report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

End of Exhibit 99.1